EXHIBIT 2.3

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS PURSUANT TO SEC RULE 144 OR UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND THE SECURITIES LAWS OF ANY STATE COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT AND THE SECURITIES LAWS OF ANY STATE.

                              BIDHIT.COM, INC.

                              CONVERTIBLE NOTE


$200,000.00                                                        May 12, 2000

     Bidhit.com, Inc., a Nevada corporation (the "Company"), for value received hereby promises to pay to Systemax Inc. ("Systemax"), or its permitted registered assigns (Systemax or such assignee are sometimes referred to herein as the "Holder"), the sum of Two Hundred Thousand Dollars ($200,000.00) or such lesser amount as shall then equal the outstanding principal amount hereof and any unpaid accrued interest hereon, as set forth below, on May 12, 2001 ("Maturity Date"). Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder, or, if requested in writing by the Holder, by wire transfer in accordance with the Holder's instructions. This Note is issued in connection with the transactions described in that certain Agreement and Plan of Merger dated April 21, 2000, as amended, by and among the Company and Systemax and certain other parties (the "Merger Agreement"). The Holder is subject to certain restrictions, and is entitled to certain rights and privileges, set forth in the Merger Agreement.

     The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

     1.   PRINCIPAL AND INTEREST.

     Unless this Note is sooner prepaid or converted pursuant to Section 3 hereof, the principal of and interest on this Note shall be paid in full on the Maturity Date. Commencing on the original issue date of this Note (the "Original Issue Date"), until the earlier of (a) the payment in full of all outstanding principal of (and premium, if any) and interest on this Note, or
(b) the conversion of this Note pursuant to Section 3 hereof, the Company shall accrue and defer interest on this Note, computed on the basis of a 365-day year, from the date of this Note, on the unpaid balance of the outstanding principal amount of this Note, at Nine Percent (9.0%)

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non-compounded per annum (the "Coupon Rate"), and such interest shall be payable upon the earlier of (a) or (b) of the previous sentence. This Note may be prepaid prior to the Maturity Date in the sole and absolute discretion of the Company on 10 days advance written notice to Systemax (a "Prepayment Notice"). Nothing herein to the contrary, the delivery of a Prepayment Notice shall not impair Systemax's rights to conversion as set forth in
Section 3 hereof.

     2.   EVENTS OF DEFAULT.

          (a) DEFINITION. An "Event of Default" with respect to this Note shall mean the following:

               (i) Default for ten (10) business days in payment of principal or premium, if any, and interest when due;

               (ii) Default in the performance or breach of any covenant or warranty of the Company in respect to this Note that is not remedied, waived or cured for a period of thirty (30) days following knowledge by the Company of such default;

               (iii) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action;

               (iv) If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company, such appointment shall not have been vacated;

               (v) Entry of a final judgment in excess of Five Hundred Thousand Dollars ($500,000) (excluding insured portions) against the Company that is not stayed, bonded or discharged within sixty (60) days; and

               (vi) Any default (as defined therein) under that certain Security Agreement of even date herewith by and among Holder and EZBid Inc. (the "Security Agreement").

          (b) NOTICE OF EVENTS OF DEFAULT. The Company covenants that it will give notice to the Holder of the occurrence of any Event of Default within five (5) business days after the discovery of such an event by an officer of the Company, specifying the nature thereof, the period of existence thereof and what action it proposes to take with respect thereto.

          (c) RIGHT OF ACCELERATION. If an Event of Default shall occur and be continuing, then the Holder may elect to accelerate payment of the Note. If any payment due hereunder, including those due upon acceleration, is not paid within ten (10) days after its due date, the entire balance of this Note shall bear interest from the date of default until such payment (including all accrued interest through the date of payment) is paid, at the per annum rate of interest equal to the Coupon Rate, plus four percent (4%); PROVIDED, HOWEVER, that in no event shall such interest rate exceed the maximum rate permitted by law.

     3. CONVERSION. The outstanding principal amount of and any accrued but unpaid interest under this Note shall be convertible into capital stock of the Company (the "Conversion Shares"), as follows:

          (a) MANDATORY CONVERSION. Upon the date of closing (the "Closing Date"), but in no event later than November 12, 2000 (the "Offering Deadline"), of the sale of a class of preferred or common stock (or a security convertible into or exchangeable for preferred or common stock) of the Company having aggregate gross proceeds to the Company of not less than Two Million Eight Hundred Thousand Dollars ($2,800,000) (a "Qualifying Offering"), the outstanding principal amount and accrued interest of this Note shall be converted automatically, without any further act of the Company, its shareholders or the Holder, into fully paid nonassessable shares of Common Stock of the Company (the "Conversion Shares") at a price per share equal to One and 16/100 Dollar ($1.16), representing the average closing price of the Common Stock as reported on the NASD over-the-counter bulletin board for the ten (10) trading days prior to the date of issuance of this Note and excluding from such calculation the high and the low closing price of the Common Stock during such period (the "Conversion Price").

          (b) OPTIONAL CONVERSION. At any time prior to the Maturity Date, the Holder shall have the right at the Holder's option to convert all, but not less than all, the outstanding principal amount and accrued interest of this Note into fully paid, nonassessable shares of Common Stock of the Company at the Conversion Price.

          (c) MECHANICS OF CONVERSION. Upon the Conversion Date, the outstanding principal amount and accrued interest of this Note shall be converted automatically into shares of Common Stock without any further action by the Holder and whether or not this Note is surrendered to the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to issue to the Holder a certificate that evidences the Conversion Shares unless this
Note is delivered to the Company. The Holder may exercise the optional conversion rights specified in Section 3(b) as to all of the unpaid principal and interest due on the Note by surrendering this Note to the Company, accompanied by written notice stating that the Holder elects to convert all of this Note into Conversion Shares in accordance with Section 3(b). Conversion of this Note shall be deemed to have been effected (the "Conversion Date") (i) on the Closing Date, with respect to conversion pursuant to Section 3(a), on the Closing Date, or (ii) on the date when

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delivery of notice of an election to convert pursuant to Section 3(b) is made. As promptly as practicable thereafter (and after surrender of this Note to the Company), the Company shall issue and deliver to the Holder a certificate for the number of full Conversion Shares to which the Holder is entitled. The entity in whose name the certificate for Conversion Shares is to be issued shall be deemed to have become a holder of record of such shares on the Conversion Date.

          (d) FRACTIONAL SHARES. No fractional Conversion Shares or scrip shall be issued upon conversion of this Note. Instead of any fractional Conversion Share shall be rounded to the nearest whole number of Conversion Shares which would otherwise be issuable upon conversion of this Note.

          (e) ADJUSTMENT FOR STOCK DIVIDENDS, SPLITS, ETC. If at any time after the date of issuance of this Note (the "Issue Date"), the Common Stock of the Company is increased by a stock split, dividend or other distribution on Common Stock payable in Common Stock or by a subdivision, split-up or reclassification of outstanding Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision, split-up or reclassification, as the case may be, the Conversion Price shall be reduced appropriately so that the Holder shall be entitled to receive the number of Conversion Shares which it would have owned immediately following such action had this Note been converted immediately prior thereto.

          (f) ADJUSTMENT FOR COMBINATION OF CONVERSION SHARES. If the number of shares of Common Stock of the Company at any time is decreased by a combination or reclassification of the outstanding Common Stock, then, immediately after the effective date of such combination or reclassification, the Conversion Price shall be increased appropriately so that the Holder shall be entitled to receive the number of Conversion Shares which it would have owned immediately following such action had this Note been converted immediately prior thereto.

          (g) ADJUSTMENT FOR CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock of the Company shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Sections 3(e) and
(f)), then in each such event the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by the Holder of the number of Conversion Shares into which this Note might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          (h) NO ADJUSTMENT FOR MERGER OR CONSOLIDATION. If at any time or from time to time there shall be an acquisition of the Company by another entity by means of merger, consolidation or otherwise, resulting in the exchange of the outstanding Common Stock for securities or consideration issued or caused to be issued by the acquiring entity or any of its affiliates, then, the Company shall provide the Holder with written notice of such event in accordance with Section 3(i) and the Holder shall be entitled to either convert this Note in accordance with the provisions of this Section 3(b) or the principal and accrued interest hereunder will become due and payable on the closing date of such transaction.

          (i) NOTICE TO HOLDERS. In the event the Company shall propose to take any action of the type described in Sections 3(e), (f), (g) or (h), the Company shall give notice to the Holder, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten
(10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

     4. SECURITY AGREEMENT/GUARANTEE. The payment of this Note is secured by the Security Agreement. In addition, the obligations of the Company hereunder are hereby guaranteed by EZBid Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the "Guarantor").

     5.   ASSIGNMENT. Subject to the restrictions on transfer described in
Section 7 below, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

     6. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Holder.

     7. TRANSFER OF THIS NOTE. Notwithstanding anything to the contrary herein, the Holder may not assign its rights under this Note without the prior written consent of the Company, which consent may be withheld in the sole and absolute discretion of the Company; PROVIDED, HOWEVER, that Systemax may assign this Note to its affiliates without such prior consent. In addition, the Holder understands that the Company will instruct any transfer agent not to register the transfer of this Note (or the Conversion Shares issued upon conversion of this Note) unless the conditions specified in the legend above are satisfied.

     8. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery; upon confirmed transmission by telecopy or telex; or upon deposit with the United States Post Office, by first-class mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (i) if to the Holder, at the Holder's address as set forth on the signature page hereto or at such other address as the Holder shall have furnished to the Company in writing, or (ii) if to the Company, one copy shall be sent to Bidhit.com, Inc., 18702 North Creek Parkway, Suite 204, Bothell, Washington 98011 to the attention of the President, or at such other address as the Company shall have furnished to the Holder, with a copy to Preston Gates & Ellis LLP, 5000 Bank of America Tower, 701 Fifth Avenue, Seattle, WA 98104-7078; Attention:
Gary J. Kocher, Esq.

     9. NO RIGHTS OF A SHAREHOLDER. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the

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Company or any other matters or any rights whatsoever as a shareholder of the
Company prior to the time that this Note is converted into Conversion Shares pursuant to Section 3.

     10. GOVERNING LAW; VENUE. This Note shall be governed by and construed in accordance with the laws of the State of Washington, and venue for any action taken in connection herewith or related hereto shall exclusively reside in King County, Washington.

     11. MISCELLANEOUS. The Company waives presentment, demand for payment, notice of demand, notice of dishonor, protest, notice of protest, and all other notices whatsoever regarding this Note, and agrees to pay all costs of collection when incurred, including reasonable attorney's fees, whether suit be brought or not. No lateration, amendment or waiver of any provision of this Note made by agreement of the Holder and any other person or party shall constitute a waiver of any other term hereof, or otherwise release or discharge the liability of the Company or any guarantors under this Note. No failure to exercise or no other delay in exercising any right shall act as a waiver thereof; nor shall any single or partial exercise of any right or remedy act as a waiver of any other right or remedy.

     This Note has been executed and delivered as of the date first above written.

                                        Bidhit.com, Inc.

                                        By /s/ Tim Black
                                          --------------------------------
                                        Its CEO
                                           -------------------------------

Accepted and agreed by Holder:

By             /s/ Curt Rush
               -----------------------------------------

Name           Systemax Inc.
               -----------------------------------------

Address        22 Harbor Park Drive
               -----------------------------------------
               Port Washington, NY 11050
               -----------------------------------------

Telephone      516-608-7000
               -----------------------------------------

Fax            516-625-4237
               -----------------------------------------

Accepted and agreed by Guarantor:

By             /s/ Tim Black
               -----------------------------------------

Name           EZBid, Inc.
               -----------------------------------------

Address        18702 North Creek Parkway, Suite 204
               -----------------------------------------
               Bothell, WA 98011
               -----------------------------------------

Telephone      425-424-3660
               -----------------------------------------

Fax            425-424-3661
               -----------------------------------------

Dated:  May 12, 2000.